Exhibit 10.9

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         114 STARWOOD DEVELOPMENT, LTD.

     THIS AGREEMENT OF LIMITED PARTNERSHIP (the "AGREEMENT") is made and entered into as of January 5, 2004, by and among NEHC Properties, Inc., a Texas
                       -
corporation whose address is 340 North Sam Houston Parkway East #140 Houston, Texas 77060 as general partner ("GENERAL PARTNER"), and each of the entities whose  names  are  set  forth as limited partners on Exhibit "A" attached hereto
                                                     ----------
("LIMITED PARTNERS"). The General Partner and Limited Partners each has executed multiple originals of this Agreement.


                                    ARTICLE I
                        ORGANIZATION OF THE PARTNERSHIP

     1.1 FORMATION OF LIMITED PARTNERSHIP. The parties hereby form, pursuant to the Texas Revised Limited Partnership Act, Article 6132a-l of the Revised Civil Statutes of the State of Texas, (the "Act"), a Limited Partnership (the "PARTNERSHIP"). The rights and liabilities of the Partners shall be as provided for in this Agreement and in the Act.

     1.2 CERTIFICATE OF LIMITED PARTNERSHIP. The parties shall execute and file a Certificate of Limited Partnership (the "CERTIFICATE"), and other relevant documents ancillary to the Certificate, with the office of the Secretary of State of the State of Texas as required by the Act, and take all other appropriate action to comply with all legal requirements for the formation and operation of a limited partnership under the Act.

     1.3 PARTNERSHIP NAME. The name of the Partnership shall be 114 Starwood Development, Ltd. If considered necessary in the opinion of counsel to the Partnership to preserve the limited liability of the Limited Partners, the business conducted by the Partnership shall be conducted under that name or under such other name or names as the General Partner may select and might be necessary to preserve such limited liability.

     1.4 LOCATION OF OFFICE. The principal business office of the Partnership shall be at 340 North Sam Houston Parkway East #140 Houston, Texas 77060.

     1.5 PURPOSE OF PARTNERSHIP. The purpose of the Partnership shall be as follows: to buy, develop, manage and sell, as appropriate, the Property (hereinafter defined) acquired by the Partnership, including improvements and personal property located thereon.

     1.6 EXCLUSIVE SUPPLIER. Each of the Partners hereby acknowledges and agrees that American Homestar Corporation and its affiliates shall be the exclusive suppliers of manufactured homes to the Partnership, its Partners and the affiliates thereof with respect to any and all manufactured and/or modular homes leased, purchased or otherwise acquired for use or placement on the Property. Neither the Partnership nor the


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Partners or any of their affiliates may lease, purchase or otherwise acquire any interest in any manufactured home for use or placement on the property that is not produced and/or supplied by American Homestar Corporation, without its written consent.

     1.7 PROJECT OPERATION AND COMPLETION. The General Partner will use all reasonable efforts and will act in good faith and with reasonable dispatch to buy, develop, manage, operate and sell, as appropriate, the Property in accordance with the terms of this Partnership Agreement. Presently existing on the Property are manufactured home rental units. The General Partner will utilize the rental income derived from the rental units to pay the recurring interest payments on the acquisition loan between the closing of the acquisition loan and the closing of a future development loan.

     1.8 TERM OF PARTNERSHIP. The Partnership shall become effective on the date that the Certificate of Limited Partnership of this Partnership is duly Filed in the office of the Secretary of State of the State of Texas, and shall remain effective until December 31, 2070, or until such earlier date as the Partnership is dissolved pursuant to the Act or the provisions of this Partnership Agreement.

                                   ARTICLE II
                                  DEFINITIONS

     The following terms used in this Agreement shall, unless otherwise expressly provided in this Agreement or unless the context otherwise requires, have the following respective meanings:

     2.1  "ADDITIONAL  CAPITAL CONTRIBUTION" shall have the meaning set forth in
Section  3.5  of  this  Agreement.

     2.2  "AGREEMENT"  shall  mean  this  Agreement  of  Limited  Partnership.

     2.3 "AVAILABLE CASH" shall mean cash that is available in the accounts of the Partnership, less such amounts as the General Partner reasonably determines to be necessary to meet current or reasonably foreseeable Partnership obligations or expenditures (including the repayment of loans made to the Partnership by third parties or Partners).

     2.4 "CURATIVE CONTRIBUTION" shall have the meaning set forth in Section 3.3(b) of this Agreement.

     2.5 "EFFECTIVE DATE" shall mean the date the Certificate is filed with the Secretary of State of Texas.

     2.6 "FINANCING PARTNERS" shall have the meaning set forth in Section 3.3(a) of this Agreement.


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
     2.7 "GENERAL PARTNER" shall mean NEHC Properties, Inc., or such substitute or different General Partner as may be subsequently named pursuant to the terms of this Agreement.

     2.8 "INITIAL CAPITAL CONTRIBUTIONS" shall mean the amount contributed to the Partnership by any Partner as determined in accordance with Section 3.1 hereof.

     2.9 "LENDER" shall have the meaning set forth in Section 3.3(d) of this Agreement.

     2.10 "LIMITED PARTNERS" shall mean those persons who execute this Agreement or any counterpart of this Agreement as Limited Partners and whose names and residence addresses appear on Exhibit "A", which is attached to this Agreement
                                -----------
and  made  a  part  of  this  Agreement  for  all  purposes.

     2.11 "LOAN DOCUMENTS" shall have the meaning set forth in Section 3.3(a) of this Agreement.

     2.12 "MAJORITY IN INTEREST OF LIMITED PARTNERS" shall mean those Limited Partners who at the time of any determination of a majority have more than fifty percent (50%) of the Partnership Interest of the Limited Partners.

     2.13 "NOTE" shall have the meaning set forth in Section 3.3(d) of this Agreement.

     2.14 "PARTNER" shall mean the reference to the General Partner or any one of the Limited Partners.

     2.15 "PARTNERS" shall mean the collective reference to the General Partner and the Limited Partners.

     2.16 "PARTNERSHIP INTEREST" shall mean the percentage set opposite the name of each Partner on Exhibit "A" attached to this Agreement and made a part of this Agreement for all other purposes.

     2.17 "PERSON" shall mean any individual, corporation, partnership, trust, or other entity.

     2.18 "PREFERRED RETURN" shall mean with respect to American Homestar Corporation and any other Partner that makes an Additional Capital Contribution pursuant to Sections 3.2 or 3.4, respectively, the aggregate amount of cash distributions sufficient to yield such Partner a return equal to the amount of simple non-compounding interest at a rate of 8% per annum on such Partners' then unreturned Additional Capital Contributions from the respective dates that each such Additional Capital Contribution was made. The Preferred Return shall be distributed first to American Homestar Corporation in satisfaction of its Additional Capital Contribution described in Section


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
3.2, then to all Partners that make Additional Capital Contributions pursuant to
Section  3,5  in  the  order  in  which  such  contributions  were  made.

     2.19 "PREFERRED RETURN PAYOUT EVENT" shall mean the time at which the aggregate amount of cash distributions received by American Homestar Corporation and any other Partners who may have made Additional Capital Contributions equals the Preferred Return.

     2.20 "PROPERTY" shall mean Tract 1, Tract 2, and Tract 3 described in that certain survey prepared by Thomas Land Surveying, Inc., dated December 31, 2003, and attached hereto as Exhibit "C".
                           ------------

     2.21 "WINDING UP" shall mean the period following the dissolution of the Partnership after which its business is not continued as set forth in Article XII.


                                   ARTICLE III
                            CAPITAL CONTRIBUTIONS AND
                              PARTNERSHIP INTERESTS

     3.1 INITIAL CAPITAL CONTRIBUTIONS. The capital to be contributed initially to the Partnership by the General Partner and each of the Limited Partners shall be the sum set opposite its name in the attached Exhibit "A". Each Partner shall
                                                 -----------
be liable to the Partnership for the full amount of its Initial Capital Contribution in the amounts set forth on Exhibit A.

     3.2 ADDITIONAL CAPITAL CONTRIBUTION OF AMERICAN HOMESTAR CORPORATION AND OTHER PARTNERS. In addition to the contributions required by other provisions of this Agreement, American Homestar Corporation, a limited partner of this Partnership shall have the capital contribution obligations required by this
Section 3.2. American Homestar Corporation shall provide for the timely payment as obligations accrue of all funds necessary for (1) the earnest money and extension fees to acquire the property, (2) economic, market, environmental and other feasibility type studies, (3) reimbursement of costs of organization, accounting, survey, preliminary engineering and other reasonable and necessary start up costs and expenses of the types that are often and/or normally incurred for the development of property prior to closing of a development loan (4) other cash amounts required for capital equity interest by the financial institution making the acquisition and/or development loans relating to the Property, and
(5) all closing costs for the acquisition and development loans. The foregoing costs shall be reflected on the books of the Partnership as Partner's capital equity. The total obligation of American Homestar Corporation pursuant to this
Section 3.2 shall not exceed $500,000.00. Such capital account amount shall be entitled to a Preferred Return of 8% per annum to accrue from the date of each such contribution. The Preferred Return and the balance in the capital account that is created under this Section 3.2 shall be paid to American Homestar Corporation out of Available Cash. To the extent that the aforementioned costs are


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reimbursed  at  the closing of the acquisition and/or development loan, American
Homestar  Corporation  will  be  paid  promptly out of such reimbursement funds.

     3.3  THIRD-PARTY  FINANCING.

          (a) It is agreed that the General Partner and Modern Modular Home Rental Corp. (hereinafter sometimes collectively called the "FINANCING PARTNERS") are responsible for arranging any and all third-party loans that may be necessary or required, from time to time, to finance the operations of the Partnership. In this regard, the Financing Partners covenant and agree to provide all personal guaranties and other types of credit enhancement of any nature that may be required by any such third-party lender in connection with any loan to the Partnership. All notes, deeds of trust, security agreements, guaranties and other documents, instruments and agreements executed by the Partnership in connection with any third-party loan(s), together with any and all renewals, extensions, increases or rearrangements of any such indebtedness, are hereinafter collectively called the "LOAN DOCUMENTS."

          (b) Notwithstanding anything to the contrary contained in the Partnership Agreement, if the Partnership is in default at any time under the Loan Documents executed in connection with any such third-party loan(s), the Financing Partners will be obligated, jointly and severally, to take such action and to contribute such additional capital to the Partnership as may be necessary or required to enable the Partnership to cure such default (any such additional capital contribution being hereinafter called a "CURATIVE CONTRIBUTION").

          (c) All Curative Contributions made by the Financing Partners will be deemed to be additional contributions for purposes of Section 3.2 of this Partnership Agreement. American Homestar Corporation is not and will never be obligated under any circumstances to make a Curative Contribution to the Partnership.

          (d) The provisions of this Section 3.3 are applicable (but not limited) to that certain loan in the principal amount of $2,250,000.00, to be made to the Partnership by First National Bank (the "LENDER") and to be evidenced by a promissory note in such amount (the "NOTE"), which note will be secured by a Deed of Trust and Security Agreement covering the Property owned by the Partnership. The Note shall be guaranteed by Joe Fogarty and Nancy Fogarty, individually, pursuant to Guaranty Agreements.

          (e) The General Partner undertakes and agrees to give American Homestar Corporation immediate written notice of any default under any third-party loan to the Partnership or any event or condition which, with notice or lapse of time (or both) may constitute a default under any such third-party loan. In addition, the General Partner will furnish American Homestar Corporation


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
     immediate written evidence of all Curative Contributions made by the Financing Partners to the Partnership.

     3.4  FAILURE  TO  MAKE  CURATIVE  CONTRIBUTIONS.

          (a) If, at any time, the Financing Partners fail to take such action and/or to make Curative Contributions to the Partnership in amounts sufficient to cure any outstanding default by the Partnership under Loan Documents in effect from time to time, then pursuant to the terms and provisions of the Option Agreement attached hereto as Exhibit "B", American
                                                           -----------
     Homestar Corporation will have the right and option (i) to cure any defaults by the Partnership under the Loan Documents, and (ii) to purchase the Note and all liens securing same from the Lender if any default under the Loan Documents is not cured, and thereupon each such defaulting
     Financing Partner will be obligated to repay such sum immediately to American Homestar Corporation. All sums advanced by American Homestar Corporation to the Partnership on behalf of the defaulting Financing Partners will be deemed to be loans by American Homestar Corporation to the defaulting Financing Partners and will bear interest at the maximum non-usurious rate of interest permitted under applicable Texas law from the date of said advance until paid.

          (b) As security for the repayment of such indebtedness, American Homestar Corporation (sometimes referred to in this Paragraph as "Secured Party") will have and is hereby granted a lien and security interest upon the entire interest of the Financing Partners (sometimes referred to in this Paragraph as "Debtor") in the Partnership. Such lien and security interest may be foreclosed at any time after the passage of the thirty (30) days following the advance of the defaulted sum and prior to the repayment of such sum with interest, as hereinabove provided. In addition to any other remedies granted in this instrument or under applicable law, the Secured Party may proceed under the applicable provisions of the Texas Uniform Commercial Code as to the Debtor's interest in the Partnership and may exercise all rights, remedies and powers of a secured party under the Texas Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of such interest in any manner authorized or permitted under the Texas Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any and all costs, expenses (including attorneys fees and court costs) thereby incurred by Secured Party, and toward payment of the Debtor's obligation in such order or manner as Secured Party may elect.

          (c) To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of its interests in the Partnership and any other rights or remedies of a debtor or formalities prescribed by law relative to sale or disposition of such interest or exercise of any other right or remedy of a secured party existing after default; and to the extent any such notice is required and


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     cannot  be  waived,  Debtor  agrees  that if such notice is mailed, postage prepaid, to the Debtor at least ten (10) days before the date of the sale or such disposition, such notice will be deemed reasonable and will fully satisfy any requirements for the giving of said notice.

     3.5 ADDITIONAL CAPITAL CONTRIBUTIONS. Except as provided in Sections 3.1 through 3.4, the Partners shall not be obligated to make any additional contributions to the capital of the Partnership. If additional capital is needed for the purposes of the Partnership as reasonably determined by the General Partner, then the General Partner may request, but not require, additional capital from the Limited Partners ("ADDITIONAL CAPITAL CONTRIBUTIONS") in the same proportion of Initial Capital Contributions set forth in Column I of Exhibit "A" hereto, or borrow such additional capital on behalf of the
-----------
Partnership. Any such loans shall be on commercially reasonably terms and shall be from any third party or from any one or more of the Partners. With respect to such loans from third party lenders, the Financing Partners agree to provide all personal guaranties and other types of credit enhancement of any nature that may be required by any such third party lender in connection with any loan to the Partnership. In the event that any Partner shall make an Additional Capital Contribution pursuant to this Section 3.5, such Partner shall be entitled to receive a Preferred Return on such additional amount after any Preferred Return owing to American Homestar Corporation pursuant to Section 3.2 has been distributed.

                                   ARTICLE IV
                               PROFITS AND LOSSES

     4.1 ALLOCATIONS. Allocations of income, gains, deductions, losses and credits among the Limited and General Partner shall be determined by the Partnership Interest percentage set opposite its name on Exhibit "A".
                                                                 ------------

     4.2 TRANSFER - TRANSFEREE ALLOCATIONS. If a Partnership Interest is transferred in accordance with Article 10 during any year, the income, gains, losses, and deductions allocable in respect to that Partnership Interest shall be prorated between the transferor and the transferee on the basis of the number of days in the year that each was the holder of that Interest, without regard to the results of the Partnership operations during the period before and after the transfer, unless the transferor and transferee otherwise agree to an allocation based on the result as of the record date of transfer and agree to reimburse the Partnership for the cost of making and reporting their agreed allocation.

     4.3 RECAPTURE. In the event that the Partnership recognizes income, gain, or addition to tax by virtue of the recapture of any previously deducted or credited item, such recaptured income or gain or addition to tax shall be allocated to the Partners in the same percentage as allocated at the time of its deduction.

                                    ARTICLE V
                               CASH DISTRIBUTIONS


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     5.1  CASH  DISTRIBUTIONS.  After  the payment and satisfaction of all trade debts and any loans made to the Partnership by the Partners and any and all third parties for acquisition and/or development of the Property, then Available Cash shall be paid as follows:

          (a) first, all accrued and unpaid Preferred Return shall be paid to American Homestar Corporation as set forth in Section 3.2;

          (b) second, all accrued and unpaid Preferred Return shall be paid to eligible Partners as set forth in Section 3.5;

          (c) third, the Additional Capital Contribution of American Homestar Corporation shall be repaid to such Partner;

          (d) fourth, the Additional Capital Contributions, if any, of the Partners shall be repaid pro rata in accordance with their respective Partnership Interests;

          (e) fifth, the Initial Capital Contributions of the Partners shall be repaid pro rata in accordance with their respective Partnership Interests; and

          (f) thereafter, to the Partners in the same ratio as profits and losses are allocated pursuant to Section 4.1.

     No Partner shall have the right to require the return of any part of the Capital Contributions made by such Partner unless there is sufficient Available Cash and distributions are made in accordance with this Section 5.1. No interest shall be payable to any Partner on any of the Capital Contributions made by or on behalf of any Partner to the Partnership.

     5.2 NO COMPENSATION OF GENERAL PARTNER. The General Partner shall not be entitled to any compensation for its time, effort and services to the Partnership, except for distributions received by the General Partner pursuant to Section 5.1. However, the Partnership shall be obligated to reimburse the General Partner all reasonable costs and expenses incurred by the General Partner as they may mutually agree on behalf of the Partnership, including those relating to the formation and organization of the Partnership.

                                   ARTICLE VI
                        OWNERSHIP OF PARTNERSHIP PROPERTY

     6.1 All real property, including all improvements placed or located thereon, and all personal property acquired by the Partnership shall be owned by the Partnership, such ownership being subject to the other terms and provisions of this Agreement. Each Partner hereby expressly waives the right to require partition of any Partnership property or any part thereof.

                                   ARTICLE VII


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                                BOOKS AND RECORDS

     7.1 ELECTIONS. The Partnership shall elect as a fiscal year the calendar year. The Partnership shall elect to be taxed on such method of accounting as the General Partner shall determine. The Partnership shall not elect to be taxed other than as a partnership.

     7.2 CAPITAL ACCOUNTS OF PARTNERS. The Partnership shall maintain a capital account for each Partner, the initial balance of each of which shall be zero. Each Partner's capital account shall be increased (1) by any income and gains allocated to that Partner for federal income tax purposes pursuant to Article 4 of this Agreement, and (2) by the amount of cash contributed to the Partnership by that Partner. The Partner's capital account shall be decreased (1) by any deductions and losses allocated to that Partner for federal income tax purposes pursuant to Article 4 of this Agreement, and (2) by the amount of cash distributed by the Partnership to that Partner.

     7.3 FINANCIAL STATEMENTS. Annually, the General Partner shall cause to be prepared statements showing the financial condition of the Partnership, copies of which shall be delivered to each Partner.

     7.4 TAX RETURNS. The General Partner shall use its best efforts to cause the Partnership to file all tax and information returns required of the Partnership and to furnish to the Limited Partners the tax information required by them for federal, state and local tax purposes in a timely fashion.

     7.5 MAINTENANCE AND INSPECTION OF BOOKS. The Partnership shall maintain a complete and accurate set of books, records, and supporting documents. The books of account and all other financial records of the Partnership shall be kept at the Partnership's principal place of business, and may be inspected at any reasonable time by the Limited Partners or their representatives.

     7.6 BANK ACCOUNTS, FUNDS AND ASSETS. The funds of the Partnership shall be deposited in such bank or banks as the General Partner shall deem appropriate. Subject to the provisions of this Agreement, the funds may be withdrawn only by the General Partner or its duly authorized agents. All bank accounts shall require the signatures of the General Partner on all checks. The General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds of the Partnership, whether or not in their immediate possession or control, and they shall not employ, or permit another to employ, the funds or assets in any manner, except for the exclusive benefit of the Partnership. The General Partner shall not commingle or permit the commingling of the funds of the Partnership with the funds of any other person.

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS


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     8.1  ADMISSION OF LIMITED PARTNERS. No additional Limited Partners shall be admitted to the Partnership except upon amendment of this Agreement, although substituted Limited Partners may be admitted pursuant to Article X below.

     8.2 PARTICIPATION IN MANAGEMENT. No Limited Partner shall have the right, power, or authority to take any part in the control or management of, or to transact any business for, the Partnership, or to sign for or bind the Partnership in any manner.

     8.3 LIMITED LIABILITY. No Limited Partner shall be liable for losses, debts, or obligations of the Partnership in excess of its Initial Capital Contribution, plus its undistributed share of the Partnership profits.

     8.4 PARTICIPATION IN OTHER ACTIVITIES. No Limited Partner, or any officer, director, shareholder, or other person holding a legal or beneficial interest in any Limited Partner, shall, by virtue of the interest in the Partnership, be in any way prohibited or restricted from engaging in, investing in, or possessing an interest in any business activity of any nature or description, including those which may be equivalent to or in competition with the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or any relationship created by this Agreement in or to such other ventures or activities or to the income or proceeds derived from them.

     8.5 GENERAL RIGHTS AND LIMITATIONS OF THE LIMITED PARTNERS. Except as otherwise set forth in this Agreement, a Limited Partner who is not also a General Partner shall not be:

          (a) Personally liable because of its Partnership Interest in the Partnership for any losses of any other Limited Partner;

          (b) Entitled to be paid any salary or to have a Partnership drawing account;

          (c) Entitled to receive any interest on its Initial Capital Contributions or balance in its capital account; or

          (d)  Entitled  to  priority  over  any  other  Limited  Partners.

     8.6 VOTING. Each Limited Partner shall be entitled to a vote in all matters for which this Agreement gives Limited Partners the right to vote, consent, or agree. Each Limited Partner's vote shall be equal in percentage to the ratio that its Partnership Interest bears to one hundred percent (100%).

     8.7 LIMITATIONS ON TRANSFERABILITY. The ownership interest in the Partnership owned by a Limited Partner shall not be transferable except under the conditions set forth in Article 10 of this Agreement.

                                   ARTICLE IX

                              THE GENERAL PARTNER

     9.1 DUTIES. Subject to any specific limitation contained in this Agreement or provided by applicable law, the General Partner shall have exclusive responsibility and authority to take all action necessary or desirable to accomplish the purposes of the Partnership, and shall have exclusive control over the management and affairs of the Partnership. The General Partner agrees to manage and control the affairs of the Partnership to the best of its ability and to conduct the operations contemplated under this Agreement in a careful and prudent manner and in accordance with good industry practice. The General
Partner  may  subcontract  to  others  all  or  a  portion  of  its  duties.

     9.2  SPECIFIC  LIMITATIONS.  The  General Partner agrees that it shall not:

          (a) Commingle the Partnership's funds or assets with those of any other person, or employ or permit any person to employ such funds or assets in any manner that is not for the exclusive benefit of the Partnership;

          (b) Bind or obligate the Partnership with regard to any matter outside the scope of the Partnership business; and

          (c) Use the Partnership name, credit, or property for other than Partnership purposes.

     9.3 SPECIFIC POWERS. The General Partner or its agents or assigns shall without limitation have the authority to:

          (a) Acquire or dispose of the personal property (but not any interest in real property except by a vote of a Majority in Interest of Limited Partners) for cash, securities, other property, or any combination of them, on such terms and conditions as the General Partner may, from time to time, determine (including, in instances where the personal property is encumbered, on either an assumption or a "subject to" basis);

          (b) Finance the Partnership's activities either with the seller of the Property or by borrowing money from third parties, all on such terms and conditions as the General Partner deems appropriate. In instances where money is borrowed for Partnership purposes, the General Partner shall be, and hereby is, authorized to pledge, mortgage, encumber, and grant security interest in Partnership personal properties (but not in real property except by a vote of a Majority in Interest of Limited Partners) for the repayment of such loans.

          (c) Acquire, own, hold, improve, manage, and lease personal property (but not in real property except by a vote of a Majority in Interest of Limited Partners), either alone or in conjunction with others through partnerships, limited partnerships, joint ventures, or other business associations or entities;

          (d) Employ, retain, or otherwise secure or enter into other contracts with personnel or firms to assist in the acquisition, development, improvement, management, and general operation of the Partnership properties, including, but not limited to, real estate brokers or agents, supervisory, development and/or building management agents, attorneys, accountants, and engineers, all on such terms and for such consideration as the General Partner deems advisable; and

          (e) Take any and all other action which is permitted under the Act and which is customary or reasonably related to the development, improvement, management, and leasing of real, personal, or mixed property.

     9.4 RELIANCE. Persons dealing with the Partnership shall be entitled to rely conclusively on the authority and power of any of the then acting General Partner as set forth in this Agreement.

     9.5 INQUIRIES. In no event shall any person dealing with the General Partner or any of its representatives with respect to any business or property of the Partnership be obligated to ascertain that the provisions of this Agreement have been complied with or be obligated to inquire into the necessity or expedience of any act or action of such persons. Every contract, agreement, security agreement, promissory note, or other instrument or document executed by either a General Partner or its representatives with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every person relying on or claiming thereunder that (1) at the time of the execution and/or delivery of the instrument or document this Agreement was in full force and effect; (2) the instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and all of the Partners, and (3) the General Partner or its representatives were duly authorized and empowered to execute and deliver any such instrument or document for and on behalf of the Partnership.

     9.6 TAX MATTERS PARTNER. The General Partner, is hereby designated as a Tax Matters Partner as defined in Section 6231 of the Internal Revenue Code as amended for so long as it shall remain a General Partner. If the General Partner is removed or resigns, then the substituted General Partner shall be designated the Tax Matters Partner.

     In the event that an audit of the Partnership occurs, and the Tax Matters Partner does not reach a settlement agreement with the Internal Revenue Service, the Tax Matters Partner shall in his sole discretion choose whether to file a petition for readjustment of the Partnership items with either the Tax Court, the District Court of the United States for the district for which the Partnership's place of business is located, or the Court of Claims.

     9.7 OBLIGATIONS NOT EXCLUSIVE. The General Partner shall be required to devote only such time as is reasonably necessary to manage the Partnership's business, it being understood that the General Partner has other business activities and therefore shall not devote its time exclusively to the Partnership. No General Partner, or any officer, director, shareholder, or other person holding a legal or beneficial interest in any General Partner, shall, by virtue of the interest in the Partnership, be in any way prohibited or restricted from engaging in, investing in, or possessing an interest in any business activity of any nature or description, including those which may be equivalent to or in competition with the Partnership. Neither the Partnership nor any Partner shall have a right by virtue of this Agreement or any relationship created by this Agreement in or to such other ventures or activities or to the income or proceeds derived from them.

     9.8 LIABILITY OF GENERAL PARTNER TO LIMITED PARTNERS. The General Partner, its representatives, employees, and agents shall not be liable to the Partnership or to the Limited Partners for losses sustained or liabilities incurred as a result of any error of judgment or mistake of law or fact, including simple negligence, or for any act done or omitted to be done in good faith in conducting the Partnership business, unless the error, mistake, act, or omission was performed or omitted fraudulently or constituted gross negligence or willful misconduct.

     9.9 INDEMNIFICATION OF GENERAL PARTNER. The General Partner and each representative, assignee, or agent of the General Partner shall be protected, defended, indemnified, and held harmless by the Partnership from and against any loss, expense, damage, or injury suffered or sustained by them by reason of any acts, omissions, or alleged acts or omissions, even if such acts or omissions constitute simple negligence, arising out of the activities of the General Partner on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgment, accord, settlement, reasonable attorney's fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim: provided, however, that the General Partner shall not be entitled to indemnification under this paragraph if the acts, omissions or alleged acts or omission on which any actual or threatened action, proceeding, or claim is based were: (1) performed or omitted fraudulently: (2) resulted from the gross negligence by or willful misconduct of the General Partner or (3) resulted from a breach by the General Partner of a material provision of this Agreement.

                                    ARTICLE X
                        TRANSFERS OF PARTNERSHIP INTEREST

     10.1 TRANSFER OF GENERAL PARTNER INTEREST. The General Partner may, without the consent of any of the other Partners, transfer its Partnership Interest or any part thereof to a third party so long as the original General Partner, individually, maintains the ownership of a majority of its Partnership Interest.

     10.2  WITHDRAWAL  OR  REMOVAL  OF  GENERAL  PARTNER.

          (a)  The  General  Partner  may:

               (1) resign or withdraw from the Partnership as General Partner without the consent of the Limited Partners;

               (2) be removed at any time, for cause, by the affirmative vote of 49.5% in interest of Limited Partners. As used in this paragraph "Cause" shall mean (i) a material violation by a General Partner of its fiduciary duties, (ii) willful misconduct, (iii) gross negligence, or (iv) a material violation of this Agreement by the General Partner or as a Financing Partner.

          (b) Immediately on withdrawal or removal of the General Partner, a successor General Partner shall be selected by Limited Partner, American Homestar.

          (c) A General Partner departing for whatever reason shall relinquish its Partnership interest and the right to any distributions and such successor General Partner shall accede to such interest and right in the Partnership.

     10.3 SUBSTITUTED LIMITED PARTNER. Each Limited Partner hereby consents to the admission as a substituted Limited Partner of any person complying with
Section  10.7.  When  compliance with this Agreement has been shown, the General
Partner  shall  cause  the  necessary amendments to be filed as required by law.

     10.4 TRANSFER ON DEATH OF A LIMITED PARTNER. On the death of a Limited Partner, its successor in interest shall succeed to the decedent's Partnership Interest, and shall be liable for the obligations of the decedent, but shall not become a substituted limited partner until compliance with Section 10.6 and 10.7.

     10.5 WITHHOLDING OF DISTRIBUTIONS. From the date of the receipt of any instrument relating to the transfer of a Partnership Interest, or at any time the General Partner is in doubt as to the person entitled to receive distributions in respect of any such Partnership Interest, the General Partner may withhold any such distributions until the transfer is completed or abandoned or any dispute is resolved.

     10.6 FAMILY TRANSFERS BY LIMITED PARTNERS. Subject to Section 10.7 below, a Limited Partner may sell or otherwise transfer all or any portion of a Partnership Interest to the spouse or any direct ascendants or descendants of the Limited Partner or to a trust, corporation, partnership, or other entity in which all of the beneficial interest is held by or for the Limited Partner, spouse, ascendants, or descendants, provided the transfer would not result in a termination of the Partnership.

     10.7 CONDITIONS OF EFFECTIVE TRANSFER. A purported transfer of a Partnership Interest by a Limited Partner shall be valid as to the Partnership and the General Partner on the first day of the month following the month in which (1) the General Partner and a Majority In Interest of Limited Partners have consented in writing to the transfer; and (2)
the General Partner is satisfied that the following conditions, any of which may be waived by the General Partner, have been met:

          (a) The transferor and transferee have agreed to provide the Partnership with the information in their possession required to permit the Partnership to make any basis adjustments required by the Internal Revenue Tax Code;

          (b) The transferee has delivered an instrument satisfactory to the General Partner by which the transferee accepts and adopts the terms and provisions of this Agreement, including the assumption of any obligations of the transferor to the Partnership;

          (c) The transferor has agreed to pay a reasonable fee to reimburse the Partnership for the costs incurred in connection with the admission of the transferee as a substitute limited partner, including any costs incurred or to be incurred by the Partnership in connection with the basis adjustments and additional accounting operations required;

          (d) The transferor has delivered to the General Partner an opinion of counsel in form and substance satisfactory to the General Partner to the effect that neither the transfer nor any offering in connection with the transfer violates any provision of any federal or state securities or comparable law;

          (e) The General Partner has determined that the transfer would not cause a termination of the Partnership, within the provisions of the Internal Revenue Code;

          (f) The transfer is evidenced by an instrument in writing signed by the transferor and transferee stating, among other things, that the transferor has the right to transfer, and the transferee has the right to acquire, the transferor's Partnership Interest, and acknowledging that the transferee is bound by the terms of this Agreement; and

          (g) The transferee has delivered a statement in form and substance reasonably satisfactory to the General Partner making appropriate representation and warranties with respect to the satisfaction of applicable federal and state securities laws.

     10.8 ASSIGNMENTS BY OPERATION OF LAW. If any Limited Partner shall die, with or without leaving a will, become non compos mentis, or become bankrupt or insolvent, or if a corporate or partnership Limited Partner dissolves during the Partnership term, the legal representatives, heirs, and legatees, and the spouse, if the Partnership Interest of the Limited Partner have been community property of the Partner and the Partner's spouse, bankruptcy assignees, or corporate or partnership distributees shall not become substitute Limited
Partners but shall have, subject to the other terms and provisions thereof, such rights as are provided with respect to such persons under the Act; provided, however, such legal representatives, heirs and legatees, bankruptcy assignees and corporate or partnership distributees may become substitute Limited Partners with the consent of the General Partner.

     10.9 RIGHT OF FIRST REFUSAL. In addition to the other limitations and restrictions set forth in this Section 10, except as permitted by Section 10.6 hereof, no Limited Partner shall transfer all or any portion of his Partnership Interest (the "OFFERED INTERESTS") unless such Limited Partner (the "Seller") first offers to sell the Offered Interest pursuant to the terms of this Section 10.

          (a)  LIMITATION  ON  TRANSFERS.  No  transfer  may  be made under this
     Section 10.9 unless the Seller has received a bona fide offer (the "PURCHASE OFFER") from a third party (the "PURCHASER") to purchase the Offered Interest for a purchase price (the "OFFER PRICE") denominated and payable in United States dollars at closing or according to specified terms, with or without interest, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the day following the end of the Offer Period, as hereinafter defined.

          (b) OFFER NOTICE. Prior to making any transfer that is subject to the terms of this Section 10.9, the Seller shall give to the Partnership and each Limited Partner written notice (the "OFFER NOTICE") which shall include a copy of the Purchase Offer and an offer (the "FIRM OFFER") to sell the Offered Interests to the Limited Partners and the General Partner (the "OFFEREES") for the Offer Price, payable according to the same terms as those contained in the Purchase Offer.

          (c) OFFER PERIOD. The Firm Offer shall be irrevocable for a period (the "OFFER PERIOD") ending at 11:59 PM., local time at the Partnership's principal place of business, on the thirtieth (30th) day following the day of the Offer Notice.

          (d) ACCEPTANCE OF FIRM OFFER. At any time during the thirty (30) days of the Offer Period, any Offeree may accept the Firm Offer as to all or any portion of the Offered Interest, by giving written notice of such acceptance to the Seller and the General Partner which notice shall indicate the maximum Interests that such Offeree is willing to purchase. In the event that within the first thirty (30) days of the Offer Period, Offerees ("ACCEPTING OFFEREES"), in the aggregate, accept the Firm Offer with respect to all of the Offered Interests, the Firm Offer shall be deemed to be accepted and each such Accepting Offeree shall be deemed to have accepted that portion of the Offered Interests that corresponds to the ratio of the Interests that such Accepting Offerees indicated a willingness to purchase. In the event that Offerees including the General Partner ("ACCEPTING OFFEREES"), in the aggregate, accept the Firm Offer with respect to all of the Offered Interest, the Firm Offer shall be deemed accepted. If Offerees do not accept the Firm Offer as to all the Offered Interest during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

          (e) CLOSING OF PURCHASE PURSUANT TO FIRM OFFER. In the event that the Firm Offer is accepted, the closing of the sale of the Offered Interest shall take place within thirty (30) days after the Firm Offer is accepted or, if later, the date of closing set forth in the Purchase Offer. The Seller and all Accepting Offerees shall execute such documents and instruments as may be necessary or appropriate of effect the sale of the Offered Interest pursuant to the terms of the Firm Offer and this Section 10.

          (f) SALE PURSUANT TO PURCHASE OFFER IF FIRM OFFER REJECTED. If the Finn Offer is not accepted in the manner herein above provided, the Seller may sell the Offered Interest to the Purchaser at any time within thirty
     (30) days after the last day of the Offer Period, provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer and provided further that such sale complies with other terms, conditions, and restrictions of this Agreement that are applicable to sales of a Partnership Interest and are not expressly made inapplicable to sales occurring under this Section 10.9. In the event that the Offered Interest is not sold in accordance with the terms of the preceding sentence, the Offered Interest shall again become subject to all of the conditions and restrictions of this Section 10.9.

     10.10 EXPENSES OF TRANSFER. The person acquiring a Partnership Interest pursuant to any of the provisions of this Article X shall bear all costs and expenses necessary to effect a transfer of that Partnership Interest including, without limitation, reasonable attorney's fees incurred in preparing amendments to this Agreement of Limited Partnership to reflect the transfer or acquisition and the cost of filing the amendments with the appropriate governmental officials.

     10.11 AMENDMENT OF CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate to prepare and record an amendment of the Certificate of Limited Partnership, prepare and execute an amendment of this Agreement. For this purpose, they may exercise the powers of attorney granted pursuant to Section 13.5. An amendment of this Agreement required to add new Limited or General Partner need only be filed at the end of the month in which each new Limited or General Partner is to be added.

     10.12 SURVIVAL OF LIABILITIES. No sale or assignment of a Partnership Interest, even if it results in substitution of the assignee or vendee as a Limited Partner, shall release the assignor or vendor from those liabilities to the Partnership that survive the assignment or sale as a matter of law.

                                   ARTICLE XI

                                   AMENDMENTS

     11.1 PROPOSAL OF AMENDMENTS GENERALLY. Any amendments to this Agreement may be proposed:

          (a) By the General Partner, which shall give notice to the Limited Partners of (1) the text of such amendment, (2) a statement of the purpose such amendment, (3) an opinion of counsel obtained by such General Partner to the effect that such amendment is permitted by the Act and this Agreement, will not impair the limited liability of the Limited Partners and will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes; or

          (b) By any Limited Partner, who shall submit to the General Partner the text of such proposed amendment, together with a statement of the purpose of such amendment and an opinion of counsel obtained by them, which counsel shall not have been disapproved of by the General Partner, to the effect that such amendment is permitted by the Act and this Agreement, will not impair the limited liability of the Limited Partners and will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes.

     The General Partner shall, within twenty (20) days after receipt of any proposal under subsection) above, give written notice to all Partners of such proposed amendment, such statement of purpose and such opinion of counsel, together with the views, if any, of the General Partner with respect to such proposed amendment (including with respect to whether such proposed amendment is permitted by the Act and this Agreement, will not impair the limited liability of the Limited Partners or will adversely affect the classification of the Partnership as a partnership for federal income tax purposes).

     11.2. ADOPTION OF AMENDMENTS. Amendments to this Agreement shall be adopted only upon the affirmative vote of a Majority in Interest of Limited Partners.
Upon such vote, the General Partner shall within a reasonable time after the adoption of any amendment to this Agreement make any official filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any certificate.

     11.3  LIMITATIONS  ON  AMENDMENTS.  No  amendment  to  this  Agreement may:

          (a) Add to, detract from or otherwise modify the purposes of the Partnership without the affirmative vote of all the Partners;

          (b) Enlarge the obligations of any Partner under this Agreement or convert the Partnership Interest of any Limited Partner into the Partnership Interest of a General Partner or modify the limited liability of any Limited Partner without the consent of such Partner and the consent of a Majority in Interest of Limited Partners;

          (c) Modify the order provided in Article IV for allocations of profits and losses, the order provided in Article V for cash distributions, or the order provided in Section 12.3 for distribution of cash proceeds upon dissolution without the written consent of each Partner adversely affected by such modification and the written consent of a Majority in Interest of Limited Partners;

          (d) Amend this Article XI or Article X, or Sections 3.5 and 5.2 of this Agreement without the written consent of all Partners;

          (e) Adopt any amendment to this Agreement that increases the liability of any Partner, or changes the contributions required by any Partner or the rights of any Partner in interest in the profits, losses, deductions, credits, revenues, or distributions of the Partnership, rights upon dissolution, or any voting rights specifically set forth in this Agreement, without the written consent of that Partner.

                                  ARTICLE XII
                          DISSOLUTION AND TERMINATION

     12.1 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP. The Partnership shall be dissolved upon the occurrence of any of the following:

          (a) The bankruptcy or insolvency of the General Partner or the occurrence of any other event that would permit a trustee or receiver to acquire control of the affairs of the General Partner;

          (b) The withdrawal from the Partnership, death, or insanity of the General Partner;

          (c) Agreement of the General Partner and a Majority In Interest of Limited Partners to dissolve;

          (d)  Any  disposition  of  all  of  the  property  of the Partnership;

          (e)  The  termination  of  the Partnership pursuant to Section 1.8; or

          (f) The occurrence of any other circumstances that by law would require the Partnership to be dissolved. The dissolution shall be effective on the day on which the event causing dissolution occurs, but the Partnership shall not terminate until its assets have been distributed in accordance with the provisions of this Agreement.

     12.2  CONTINUATION  OF  BUSINESS  ENTERPRISE.

          (a)  On dissolution of the  Partnership pursuant to Section 12.1(a) or
     (b), the Partners may elect to continue the Partnership by the vote of a Majority In Interest of Limited Partners taken within 90 days of any event of dissolution, with any election to continue being binding on all the Partners. If they elect to continue the Partnership, the Partners shall also by a vote of a Majority In Interest of Limited Partners elect a new General Partner.

          (b) On dissolution of the Partnership after which the business enterprise of the Partnership is not continued, the liquidating trustee, which shall be a General Partner if the dissolution is one described in
     Section 12.1(c), (d) or (e) and otherwise shall be a person selected by a Majority In Interest of Limited Partners or by a court having jurisdiction over the affairs of the Partnership, shall proceed diligently to wind up the affairs of the Partnership and distribute its assets. The liquidating trustee shall use its best efforts to sell the equipment and otherwise convert Partnership assets into cash as promptly as possible but in an orderly and businesslike manner so as not to involve undue sacrifice. No Partner shall have any right to demand or receive property other than cash during Winding Up.

     12.3 WINDING UP. The cash proceeds of the Partnership shall be applied or distributed on the winding up of the Partnership in the following order of priority:

          (a) In payment of all liabilities of the Partnership to creditors other than Partners. If any liability is contingent or uncertain in amount, a reserve equal to the maximum amount for which the Partnership could be reasonably held liable shall be established. On the satisfaction or other discharge of that contingency, the amount of the reserve remaining, if any, will be treated as income to the extent previously treated as a deduction.

          (b)  Pursuant  to  Section  5.1  (a)  -  (f).


                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 MEETINGS OF PARTNERS. Meetings of the Partners may be called by the General Partner or any Limited Partner for any matters for which the Partners may vote as set forth in this Agreement, or for a report from the General Partner on matters pertaining to the Partnership business and activities. A list of the names and addresses and percentage interest of all Limited Partners shall be furnished each Limited Partner and shall be maintained as a part of the books and records of the Partnership. Within seven (7) days after receipt of a written request in compliance with the above terms, either in person or by registered or certified mail, stating the purpose of the meeting, the General Partner shall mail to all Partners written notice of the place and purpose of such meeting to be held on a date not less than seven (7) nor more than twenty-eight (28) days after receipt of the request. When a vote of the Limited Partners is called, the Limited Partners may vote at the meeting in person or by proxy.

     13.2 ACTION WITHOUT MEETING. Any matter as to which the Limited Partners are authorized to take action under this Agreement or by law may be taken by the Limited Partners without a meeting and shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to the action by all of the Limited Partners (1) approve the action and (2) are delivered to the General Partner.

     13.3 TAX RETURNS. Each Partner hereby agrees to execute promptly, together with acknowledgment or affidavit, if requested by a General Partner, all such agreements, certificates, tax statements, tax returns, and other documents as may be required of the Partnership or its Partners by the laws of the United States of America, the State of Texas, or any other state in which the Partnership conducts or plans to conduct business, or any political subdivision or agency thereof.

     13.4 NOTICES. All notices, offers, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and either delivered or deposited in the United States Mail, postage prepaid, addressed to the respective Partners at the addresses appearing in the records of the General Partner. Any Limited Partner may change its address for notice by giving notice in writing to the General Partner stating the new address. The General Partner may change its addresses for notice by giving written notice of the change to the Limited Partners.

     13.5 POWER OF ATTORNEY. By the execution of this Agreement, each Limited Partner and any assignee or transferee of a Limited Partner's Partnership Interest irrevocably constitutes and appoints each General Partner its true and lawful attorney-in-fact and agent to execute, acknowledge, verify, swear to, deliver, record, and file in that Partner's or assignee's name, place and stead, all documents which may from time to time be required by any federal or state law, including the execution, verification, acknowledgment, delivery, filing and recording of this Agreement, as well as all authorized amendments to any such document, all assumed name certificates, documents, bills of sale, assignments, and other instruments or conveyances, leases, contracts, loan documents and/or counterparts of any such document, and all other documents that may be required to effect a continuation of the Partnership and that the General Partner deem necessary or reasonably appropriate. The power of attorney granted in this paragraph shall be deemed to be coupled with an interest, shall be irrevocable and survive the death, bankruptcy, incompetency or legal disability of a Limited Partner, and shall extend to that Limited Partner's heirs successors and assigns. Each Limited Partner agrees to be bound by any representations made by the General Partner acting in good faith pursuant to the Power of Attorney, and each Limited Partner waives any and all defenses that may be available to contest, negate, or disaffirm any action of the General Partner taken in good faith under this Power of Attorney.

     13.6 EFFECTIVE LAW. This Agreement and the rights of the Partners shall be governed by and interpreted in accordance with the laws of the State of Texas.

     13.7 ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of the Partners and their spouses as well as their respective legal representatives, heirs, successors and assigns.

     13.8 COUNTERPART EXECUTION. This Agreement may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one instrument.

     13.9 GENDER AND NUMBER. Whenever the context requires, the singular shall include the plural and the masculine shall include the feminine and neuter, as the identification of the person, corporation, or other entity may require.

     13.10 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the State of Texas. If any provision of this Agreement or its application to any person or circumstances shall, for any reason and to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be effective and in force to the greatest extent permitted by law.

     13.11 OPTION TO PURCHASE. Limited Partner, Modern Modular Home Rental Corporation ("Modem Modular"), is hereby granted an option to purchase Tract 3 from the Partnership upon the terms and conditions set forth in the Earnest Money Contract-Commercial Improved Property (the "Earnest Money Contract") attached hereto and marked Exhibit "D". The option granted herein may be exercised by Modern Modular at any time prior to August 6, 2004, by Modern Modular providing written notice thereof to all the Partners, and if not exercised by the preceding date such option shall automatically expire. Within seven days thereafter the parties shall execute the Earnest Money Contract and the General Partner shall deliver a signed copy to the applicable title company.

     13.12 OPERATING AGREEMENT. Subsequent to the execution of this Agreement, the General Partner and the Limited Partners will prepare and execute an operating agreement that will more specifically define the General Partner's duties, responsibilities and obligations with respect to the day to day operations of the Partnership and development of the Property. Once prepared and signed, the Operating Agreement will be subject to the terms and conditions of this Agreement and will be attached hereto as Exhibit "E"


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.

GENERAL PARTNER:
---------------

NEHC Properties, Inc.


By: /s/ Joe Fogarty
    -------------------------
    Joe Fogarty, President

    Address for notice:
    340 North Sam Houston Parkway East #140
    Houston, Texas 77060


LIMITED PARTNERS:
----------------

MODERN MODULAR HOME RENTAL CORP., a Texas Corporation


By: /s/ Joe Fogarty
    --------------------------
    Joe Fogarty, President

    Address for notice:
    340 North Sam Houston Parkway East #140
    Houston, Texas 77060


     AMERICAN HOMESTAR CORPORATION, A Texas corporation


By: /s/ Craig A. Reynolds
    -----------------------------------------------
    Craig A. Reynolds, Exec. Vice-President

    Address for notice:
    2450 South Shore Blvd,  Suite 300
    League City, Texas 77573

                                   EXHIBIT "A"
                                       TO
                         114 STARWOOD DEVELOPMENT, LTD.
                              PARTNERSHIP AGREEMENT


GENERAL PARTNER:
---------------

NAME AND ADDRESS                             COLUMN I           COLUMN II
                                                                ---------
                                             Initial Capital   Partnership
                                             Contribution        Interest

NEHC Properties, Inc.
340 North Sam Houston Parkway East #140           $ 1.00             1.00%
Houston, Texas 77067
Phone: 281-272-6134
Facsimile: 281-260-9798
Tax Payer Identification Number: 22-3528608


LIMITED PARTNERS:
----------------

American Homestar Corporation                    $ 49.50            49.50%
2450 South Shore Blvd.    Suite 300
League City, Texas 77573
Phone: 281-334-9701
Facsimile: 281-334-6320
Taxpayer Identification Number: 76-0070846

Modern Modular Home Rental Corp.                 $ 49.50            49.50%
340 North Sam Houston Parkway East #140
Houston, Texas 77060
Phone: 281-272-6134
Facsimile: 281-260-9798
Taxpayer Identification Number: 38-3642546

                                    AGREEMENT

     This  Agreement (this "Agreement") is made as of the 1st day of July, 2004,
                            ---------
by  and  among  American  Homestar  Corporation,  a Texas Corporation ("American
                                                                        --------
Homestar"),  NEHC  Properties,  Inc.,  a  Texas corporation ("NEHC"), and Modern
--------                                                      ----
Modular  Home  Rental  Corp., a  Texas  corporation ("Modern Modular"). American
                                                      --------------
Homestar, NEHC, and Modern Modular are sometimes referred to herein, individually or collectively, as the case may be, as a "Party" or the "Parties."
                                                        -----          -------

                                    RECITALS

     WHEREAS, American Homestar, NEHC, and Modern Modular, and are parties to that certain Agreement of Limited Partnership of 114 Starwood Development Ltd., a Texas limited partnership (the "Partnership") dated as of January 5, 2004 (the
                                                            ---------------
"Partnership Agreement), which Partnership Agreement provides for, among other things, the governance of the Partnership and the rights, ownership, and privileges of the partners of the Partnership;

     WHEREAS, during discussions and negotiations relating to the terms and provisions of the Partnership Agreement, the Parties orally agreed that each of the partners would be responsible for their respective proportionate share of the net cash losses, if any, of the Partnership at the time the Partnership winds up its affairs;

     WHEREAS, the partners made additional oral agreements to the effect that such net cash losses, if any, will include American Homestar's additional capital contributions and earned but unpaid preferred return on the additional capital contributions, as more fully described in the Partnership Agreement; and

     WHEREAS, the Partnership Agreement does not explicitly set forth these agreements between the partners, and the Parties wish to clarify and confirm that such agreements were made between the Parties and was the intention and understanding of the Parties at the time they formed the Partnership that such net cash losses, if any, will be appropriated to the partners as set forth above.

     NOW, THEREFORE, for and in consideration of the recitals above and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties do covenant and agree as follows:

     1. Net Cash Losses. The Parties acknowledge and agree and desire to clarify
        ---------------
their understanding and intention that each of the partners has been responsible since the formation of the Partnership and shall continue to be responsible for each of their respective proportionate shares of the net cash losses, if any, of the Partnership at the time that the Partnership winds up its affairs. This Agreement is intended to clarify the agreements made by the Parties hereto and shall not amend or modify the Partnership Agreement, which Partnership Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned on the date set forth in the first paragraph hereof.

                                     AMERICAN HOMESTAR CORRATION


                                     By: /s/ Craig A. Reynolds
                                         ------------------------------
                                         Craig A. Reynolds, Executive Vice
                                         President and Chief Executive Officer


                                     NEHC PROPERTIES, INC.


                                     By: /s/ Joe Fogarty
                                         ------------------------------
                                         Joe Fogarty, President


                                     MODERN MODULAR HOME RENTAL CORP.


                                     By: /s/ Joe Fogarty
                                         ------------------------------
                                         Joe Fogarty, President